                                                                  Exhibit (h)(8)

                                                          Dated: August 30, 2007

                                   SCHEDULE A
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                         BETWEEN THE COVENTRY GROUP AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.
                            OPERATING EXPENSE LIMITS

Name of Fund                            Maximum Operating Expense Limit*
------------                            --------------------------------
Boston Trust Balanced Fund                            1.00%
Boston Trust Equity Fund                              1.00%
Boston Trust Small Cap Fund                           1.25%
Boston Trust Midcap Fund                              1.00%
Walden Social Balanced Fund                           1.00%
Walden Social Equity Fund                             1.00%





----------
*  Expressed as a percentage of a Fund's average daily net assets.